Exhibit 99
Keefe, Bruyette & Woods 2011 Bank Conference March 2, 2011

This presentation contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving the Company's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in our SEC reports and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Wilmington Trust shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Wilmington Trust businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. 2 Disclaimer

3 M&T: A "Super-Community Bank" Our approach is simple: We provide banking services in communities where we live and work We focus on carefully underwritten lending, based on local knowledge We take a prudent approach to acquisitions - we grow when and where it makes sense We view our long-tenured and engaged employees as key to our success The result is a history of above-average shareholder returns

4 We provide banking services in the communities where we live and work We have 15 Community Banking Regions across the M&T footprint Regional Presidents represent the face of M&T in each of our markets We provide a wide range of banking services to customers in our communities Over 2 million retail customers Over 190,000 commercial customers M&T employs over 13,000 people across the footprint

$5.69 earnings per share almost double 2009 Net operating earnings per share up 65% Continued record of stable dividend payments Capital ratios improved materially Despite higher capital levels, Net Operating Return on TCE improved to almost 19% 2010 Highlights 5

Key Performance Measures

	2006	2007	2008	2009	2010	
Net Interest Margin	3.70%	3.60%	3.38%	3.49%	3.84%	Improving pre-credit earnings
Efficiency Ratio - Tangible (1)	51.51%	52.77%	54.35%	56.50%	53.71%	
Pre-tax, Pre-provision Earnings ($MM)	1,312	1,156	1,152	1,123	1,461	
Allowance to Loans (As At)	1.51%	1.58%	1.61%	1.83%[3]	1.82%[3]	Strong credit through cycle
Net Charge-Offs to Loans	0.16%	0.26%	0.78%	1.01%	0.67%	
Reserve Coverage of Net Charge-Offs	9.6	6.7	2.1	1.7	2.6	
Net Operating Return on						
Tangible Assets (2)	1.67%	1.27%	0.97%	0.71%	1.17%	Focus on returns
Tangible Common Equity (2)	29.55%	22.58%	19.63%	13.42%	18.95%	
Common Equity to Assets - Tangible	5.84%	5.01%	4.59%	5.13%	6.19%	
Tier 1 Common Capital Ratio	6.42%	5.62%	6.08%	5.66%	6.51%	Strong capital generation
Tier 1 Capital Ratio	7.74%	6.84%	8.83%	8.59%	9.47%	
Total Capital Ratio	11.78%	11.18%	12.83%	12.30%	13.08%	
Leverage Ratio	7.20%	6.59%	8.35%	8.43%	9.33%	

(1) Efficiency Ratio reflects non-interest expense (excluding amortization expense associated with intangible assets, merger-related expenses and other non-recurring expenses) as a percentage of fully taxable equivalent net interest income and non-interest revenues (excluding gains from securities transactions and non-recurring items).

(2) Excludes merger-related gains and expenses and amortization expense associated with intangible assets. Refer to the Reconciliation of GAAP and Non-GAAP Results of Operation in the Appendix.

(3) Allowance to legacy M&T loans. Per SFAS No. 141R and SOP 03-3, Provident, Bradford and K Bank loans were marked to fair value at acquisition with no related reserves.

M&T Bank Corporation 6

7 Core Profitability

Stronger Pre-tax, Pre-provision income per share 14.00 12.00 10.00 8.00 6.00 4.00 2.00 0.00 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 Pre- tax, Pre- provision Income Per Share GAAP EPS Net Operating EPS 8

Revenue reflects FTE Net Interest Income where available and Other Income, and excludes securities gains/losses and any nonrecurring items. Long-term focus on revenue growth per share 9 Revenue Growth Per Share Year-over-Year 20% 15% 10% 5% 0% - 5% - 10% - 15% - 20% 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 MTB Peer Median

10 M&T focuses on returns and relationships rather than volumes Note: Taxable Equivalent net interest margin used for M&T and for peer banks when available. Disciplined margin management % 4.5 4.0 3.5 3.0 2.5 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 MTB Peer Median Net Interest Margin

11 Credit

Source: SNL Interactive. FR Y9C data used. * Top 25 publicly traded banks in each year (excluding IPOs in 2010) Historical Credit Cycle: 1991 - 2010 Nonaccrual Loans / Total Loans NCOs / Average Loans 4.50% 4.00% 3.50% 3.00% 2.50% 2.00% 1.50% 1.00% 0.50% 0.00% 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 3.00% 2.75% 2.50% 2.25% 2.00% 1.75% 1.50% 1.25% 1.00% 0.75% 0.50% 0.25% 0.00% 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

M&T's Credit Ratios are Best-in-Class Data as of December 31, 2010 FRY9C reports. Nonperforming Assets % of Total Loans & OREO NPAs as % of TCE + ALLL NCOs % of Avg Loans Reserve Coverage of NCOs (in years)* 7.0 6.0 5.0 4.0 3.0 2.0 1.0 0.0 13 Peer Median = 3.60% Peer Median = 2.56% Peer Median = 1.62 Peer Median = 29.8%

Value of relationship lending seen in both credit and margin Risk-Adjusted Margin = FTE Net Interest Income less Net Charge-Offs as a percentage of average earning assets. 3.3% 2.3% 1.3% 0.3% - 0.7% - 1.7% 14 Risk-Adjusted Net Interest Margin FY 2010 3.30% 3.26% 2.84% 2.23% 2.16% 2.13% 1.67% 1.59% 1.44% 1.31% 1.23% 0.89% 0.89% - 0.54% - 1.25%

M&T focused on maintaining above-average efficiency 15 Efficiency Ratio reflects non-interest expense (excluding amortization expense associated with intangible assets, merger-related expenses and other non-recurring expenses) as a percentage of fully taxable equivalent net interest income and non-interest revenues (excluding gains from securities transactions and non-recurring items). * 2009 Efficiency Ratio excludes FDIC Special Assessment for MTB and all Peers. 70% 65% 60% 55% 50% 45% '00 '01 '02 '03 '04 '05 '06 '07 '08 '09* '10 MTB Peer Median 56.60% 52.65% 67.29% 63.09% 55.50% 53.71% Operating Efficiency Ratio

Key Performance Measures

	2006	2007	2008	2009	2010	
Net Interest Margin	3.70%	3.60%	3.38%	3.49%	3.84%	Improving pre-credit earnings
Efficiency Ratio - Tangible (1)	51.51%	52.77%	54.35%	56.50%	53.71%	
Pre-tax, Pre-provision Earnings ($MM)	1,312	1,156	1,152	1,123	1,461	
Allowance to Loans (As At)	1.51%	1.58%	1.61%	1.83%[3]	1.82%[3]	Strong credit through cycle
Net Charge-Offs to Loans	0.16%	0.26%	0.78%	1.01%	0.67%	
Reserve Coverage of Net Charge-Offs	9.6	6.7	2.1	1.7	2.6	
Net Operating Return on						
Tangible Assets (2)	1.67%	1.27%	0.97%	0.71%	1.17%	Focus on returns
Tangible Common Equity (2)	29.55%	22.58%	19.63%	13.42%	18.95%	
Common Equity to Assets - Tangible	5.84%	5.01%	4.59%	5.13%	6.19%	
Tier 1 Common Capital Ratio	6.42%	5.62%	6.08%	5.66%	6.51%	Strong capital generation
Tier 1 Capital Ratio	7.74%	6.84%	8.83%	8.59%	9.47%	
Total Capital Ratio	11.78%	11.18%	12.83%	12.30%	13.08%	
Leverage Ratio	7.20%	6.59%	8.35%	8.43%	9.33%	

(1) Efficiency Ratio reflects non-interest expense (excluding amortization expense associated with intangible assets, merger-related expenses and other non-recurring expenses) as a percentage of fully taxable equivalent net interest income and non-interest revenues (excluding gains from securities transactions and non-recurring items).

(2) Excludes merger-related gains and expenses and amortization expense associated with intangible assets. Refer to the Reconciliation of GAAP and Non-GAAP Results of Operation in the Appendix.

(3) Allowance to legacy M&T loans. Per SFAS No. 141R and SOP 03-3, Provident, Bradford and K Bank loans were marked to fair value at acquisition with no related reserves.

M&T Bank Corporation

16

17 Wilmington Trust

18 Creating the Leading Relationship Bank in the Mid-Atlantic Creates significant value for shareholders, customers, employees and communities Complementary community banking models with focus on relationships Leverage top-tier scale in targeted markets to generate superior profitability Common Values Experienced, long-tenured employees key to success Best corporate citizen in our communities Premier banking franchise in high-growth Mid- Atlantic region Combines #1 market share in Delaware with the leading commercial bank in Mid-Atlantic Preserves value of Wilmington Trust’s established brand and recognized capabilities in trust, wealth management and corporate services Led by M&T’s experienced management team, with proven credit expertise Diversified revenue with greater fee income Enhanced capital generation and earnings Powerful Logic Shared Vision of Banking Compelling Strategic Fit

M&T’s merger with Wilmington Trust proceeding as planned S-4 Registration Statement / Merger Proxy declared effective WL shareholder vote scheduled for March 22 Required regulatory applications filed with appropriate agencies Approvals on separate but parallel path Weekly transition meetings begun immediately after announcement Currently anticipate 1H-2011 closing with integration phased-in thereafter Wilmington Trust Update 19

20 Long Term Performance

Earnings & Dividend Growth : 1983 - 2010 $8.00 $7.00 $6.00 $5.00 $4.00 $3.00 $2.00 $1.00 $0.00 Diluted Net Operating Earnings Dividends 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 17% CAGR 21 M&T has maintained its dividend throughout the current cycle. 16% CAGR Note: Data prior to 1998 does not include provisions of SFAS No. 123 and No.148 stock option expensing.

22 Disciplined Capital Allocation Cumulative Capital Retained, Dividends and Share Repurchases 1983 - December 2010 $3.2 Billion $2.8 Billion $2.6 Billion Dividends 30% Capital Retained 33% Share Repurchases 37%

Total Return to Shareholders Top 50 Banks by Market Cap On January 1, 2000 Source: SNL Financial. 23 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 11 Year # Company TRS # Company TRS # Company TRS # Company TRS # Company TRS # Company TRS # Company TRS # Company TRS # Company TRS # Company TRS # Company TRS # Company TRS 1 TCF Financial 85% 1 UnionBanCal 63% 1 Wachovia 20% 1 Fleet Boston 88% 1 SouthTrust 36% 1 State Street 15% 1 Compass 27% 1 Northern Trust 28% 1 Commerce 85% 1 Comerica 50% 1 Huntington 89% 1 MTB 172% 2 Commerce 82% 2 Bank of America 43% 2 Popular 19% 2 JP Morgan (Chase) 60% 2 Popular 32% 2 Zions 13% 2 Bank of NY 27% 2 Bank of NY 27% 2 UnionBanCal 55% 2 First Horizon 36% 2 Zions 89% 2 Wells Fargo 107% 3 State Street 71% 3 North Fork 34% 3 Regions 15% 3 Zions 59% 3 Charter One 32% 3 Mellon 13% 3 US Bancorp (Firstar) 26% 3 State Street 22% 3 Old National 28% 3 JP Morgan (Chase) 34% 3 Key 60% 3 PNC 95% 4 PNC 70% 4 Union Planters 33% 4 Bank of America 15% 4 Synovus 53% 4 TCF Financial 29% 4 PNC 12% 4 Mellon 26% 4 Commerce 10% 4 Valley 17% 4 MTB 23% 4 Fifth Third 51% 4 US Bancorp (Firstar) 89% 5 MTB 66% 5 AmSouth 30% 5 Charter One 14% 5 UnionBanCal 50% 5 National Commerce 28% 5 UnionBanCal 9% 5 JP Morgan (Chase) 26% 5 Compass 9% 5 FirstMerit 9% 5 Fifth Third 19% 5 SunTrust 46% 5 TCF Financial 68% 6 Charter One 64% 6 First Horizon 29% 6 Compass 14% 6 Banknorth 48% 6 Compass 27% 6 Northern Trust 9% 6 Mercantile 24% 6 Mellon 5% 6 Wells Fargo 2% 6 State Street 11% 6 Comerica 44% 6 Valley 62% 7 Northern Trust 55% 7 M&I 27% 7 First Virginia 13% 7 US Bancorp (Firstar) 45% 7 Commerce 24% 7 Commerce 8% 7 PNC 24% 7 Banknorth 1% 7 BB&T - 4% 7 PNC 10% 7 Citicorp 43% 7 BB&T 47% 8 Mellon 48% 8 SouthTrust 24% 8 Huntington 13% 8 M&I 43% 8 Regions 23% 8 Mercantile 8% 8 State Street 23% 8 Mercantile - 2% 8 US Bancorp (Firstar) - 17% 8 Bank of America 7% 8 Popular 39% 8 State Street 42% 9 North Fork 47% 9 First Union 23% 9 Commerce 11% 9 Bank of NY 42% 9 Old National 23% 9 JP Morgan (Chase) 6% 9 Bank of America 21% 9 JP Morgan (Chase) - 7% 9 Associated - 18% 9 FirstMerit 4% 9 Associated 38% 9 FirstMerit 42% 10 Wells Fargo 41% 10 Compass 23% 10 MTB 10% 10 Citicorp 42% 10 Bank of America 22% 10 AmSouth 5% 10 Key 20% 10 US Bancorp (Firstar) - 8% 10 Synovus - 19% 10 Northern Trust 3% 10 MTB 35% 10 Comerica 35% 11 BB&T 40% 11 Associated 20% 11 Wells Fargo 10% 11 PNC 36% 11 Associated 20% 11 Citicorp 5% 11 SunTrust 20% 11 PNC - 8% 11 TCF Financial - 19% 11 TCF Financial 3% 11 Regions 33% 11 Northern Trust 25% 12 Bank of NY 40% 12 Commerce 17% 12 Associated 10% 12 Popular 36% 12 Key 20% 12 Wells Fargo 4% 12 Valley 20% 12 Wells Fargo 12% - 12 PNC - 22% 12 Bank of NY 1% 12 Synovus 31% 12 Associated 18% 13 Synovus 39% 13 Wachovia 16% 13 North Fork 8% 13 SouthTrust 36% 13 M&I 18% 13 Wachovia 4% 13 Citicorp 20% 13 FirstMerit - 12% 13 JP Morgan (Chase) - 25% 13 BB&T - 2% 13 M&I 28% 13 JP Morgan (Chase) 15% 14 Banknorth 37% 14 Banknorth 16% 14 Key 8% 14 State Street 35% 14 Wachovia 17% 14 BB&T 3% 14 Northern Trust 19% 14 Old National - 17% 14 MTB - 27% 14 Wells Fargo 6% - 14 US Bancorp (Firstar) 21% 14 Bank of NY - 4% 15 Mercantile 35% 15 Regions 14% 15 UnionBanCal 6% 15 Comerica 35% 15 Banknorth 15% 15 MTB 3% 15 Synovus 17% 15 UnionBanCal - 17% 15 Northern Trust - 31% 15 US Bancorp (Firstar) - 9% 15 PNC 16% 15 Bank of America - 20% 16 Old Kent 34% 16 Popular 13% 16 AmSouth 6% 16 Northern Trust 34% 16 National City 15% 16 Bank of America 2% 16 Wells Fargo 17% 16 Bank of America - 19% 16 First Horizon - 37% 16 Valley - 22% 16 Wells Fargo 16% 16 Old National - 27% 17 Key 34% 17 Huntington 11% 17 BB&T 6% 17 AmSouth 33% 17 UnionBanCal 15% 17 Compass 2% 17 AmSouth 17% 17 Associated - 19% 17 Bank of NY - 40% 17 Old National - 29% 17 Valley 12% 17 First Horizon - 30% 18 JP Morgan (old) 34% 18 Summit Bancorp 11% 18 US Bancorp (Firstar) 5% 18 Wachovia 32% 18 Mercantile 15% 18 SunTrust 2% 18 Regions 15% 18 Synovus - 20% 18 Huntington - 44% 18 SunTrust - 30% 18 TCF Financial 10% 18 Key - 38% 19 Comerica 32% 19 First Virginia 9% 19 Old National 4% 19 FirstMerit 31% 19 Bank One 14% 19 Associated 1% 19 Banknorth 15% 19 Valley - 22% 19 M&I - 45% 19 Regions - 31% 19 Bank of NY 9% 19 SunTrust - 41% 20 Summit Bancorp 31% 20 Bank One 9% 20 SouthTrust 3% 20 Associated 31% 20 Huntington 14% 20 Key 1% 20 M&I 14% 20 Comerica 22% - 20 Zions - 45% 20 Key - 34% 20 Northern Trust 8% 20 Regions - 47% 21 Valley 30% 21 MTB 9% 21 Valley 3% 21 Compass 30% 21 Zions 13% 21 Regions 0% 21 MTB 14% 21 SunTrust - 23% 21 Popular - 49% 21 Associated - 46% 21 State Street 7% 21 Zions - 50% 22 National City 28% 22 Valley 8% 22 Banknorth 3% 22 Wells Fargo 29% 22 Comerica 13% 22 US Bancorp (Firstar) 0% 22 First Horizon 14% 22 BB&T - 27% 22 SunTrust - 50% 22 Zions - 47% 22 BB&T 6% 22 Huntington - 52% 23 US Bancorp (old) 27% 23 National City 6% 23 First Horizon 2% 23 National City 29% 23 BB&T 13% 23 M&I 0% 23 National City 14% 23 Wachovia - 30% 23 State Street - 51% 23 Citicorp - 51% 23 JP Morgan (Chase) 2% 23 Synovus - 61% 24 Fifth Third 24% 24 FirstMerit 5% 24 Union Planters - 2% 24 SunTrust 29% 24 MTB 12% 24 Huntington - 1% 24 Fifth Third 13% 24 MTB - 32% 24 Comerica 51% - 24 Huntington - 52% 24 FirstMerit 2% 24 Fifth Third - 61% 25 Citicorp 24% 25 National Commerce 5% 25 National City - 3% 25 Bank One 28% 25 US Bancorp (Firstar) 10% 25 Bank of NY - 2% 25 Wachovia 12% 25 TCF Financial - 32% 25 Key - 62% 25 Popular - 56% 25 Old National - 2% 25 M&I - 66% 26 FirstMerit 22% 26 Fifth Third 5% 26 National Commerce - 3% 26 First Horizon 27% 26 North Fork 10% 26 North Fork - 2% 26 Zions 11% 26 M&I - 32% 26 Bank of America - 63% 26 M&I - 60% 26 First Horizon - 6% 26 Popular - 70% 27 Bank One 19% 27 SunTrust 2% 27 Fifth Third - 3% 27 Mellon 26% 27 JP Morgan (Chase) 10% 27 Synovus - 3% 27 Associated 11% 27 Regions - 34% 27 Regions - 64% 27 Synovus - 75% 27 BAC - 11% 27 Citicorp - 84% 28 First Virginia 16% 28 Charter One 1% 28 Bank One - 4% 28 MTB 26% 28 AmSouth 10% 28 Comerica 3% - 28 BB&T 9% 28 Huntington - 34% 28 Fifth Third - 66% 28 Charter One NA 28 Charter One NA 28 Charter One NA 29 Regions 14% 29 US Bancorp (old) 1% 29 TCF Financial - 7% 29 Huntington 24% 29 FirstMerit 9% 29 Valley - 5% 29 Comerica 8% 29 Fifth Third - 35% 29 Citicorp - 76% 29 Mellon NA 29 Mellon NA 29 Mellon NA 30 US Bancorp (Firstar) 13% 30 TCF Financial 1% 30 SunTrust - 7% 30 Charter One 24% 30 Wells Fargo 9% 30 FirstMerit - 5% 30 North Fork 6% 30 Key - 36% 30 Wachovia - 85% 30 North Fork NA 30 North Fork NA 30 North Fork NA 31 Compass 12% 31 Fleet Boston 1% 31 Mercantile - 10% 31 Commerce 24% 31 PNC 9% 31 National City - 7% 31 Huntington 4% 31 Popular - 38% 31 National City - 89% 31 Mercantile NA 31 Mercantile NA 31 Mercantile NA 32 Fleet Boston 12% 32 Citicorp 0% 32 M&I - 12% 32 North Fork 24% 32 Northern Trust 7% 32 First Horizon - 7% 32 Commerce 4% 32 Zions - 42% 32 Charter One NA 32 Banknorth NA 32 Banknorth NA 32 Banknorth NA 33 National Commerce 12% 33 Mercantile 0% 33 FirstMerit - 17% 33 Key 22% 33 SunTrust 6% 33 Old National - 9% 33 TCF Financial 1% 33 Citicorp - 45% 33 Mellon NA 33 Commerce NA 33 Commerce NA 33 Commerce NA 34 SouthTrust 12% 34 Comerica 0% 34 Synovus - 21% 34 TCF Financial 21% 34 Bank of NY 4% 34 TCF Financial - 13% 34 FirstMerit - 2% 34 National City - 53% 34 North Fork NA 34 National City NA 34 National City NA 34 National City NA 35 Zions 7% 35 BB&T 0% 35 Comerica 22% - 35 Valley 20% 35 Fleet Boston 4% 35 Fifth Third - 17% 35 UnionBanCal - 8% 35 First Horizon - 54% 35 Mercantile NA 35 Old Kent NA 35 Old Kent NA 35 Old Kent NA 36 First Horizon 6% 36 Synovus - 5% 36 PNC - 22% 36 Bank of America 20% 36 Valley 3% 36 Banknorth - 18% 36 Old National - 9% 36 Charter One NA 36 Banknorth NA 36 JP Morgan NA 36 JP Morgan NA 36 JP Morgan NA 37 Associated 2% 37 US Bancorp (Firstar) - 7% 37 Zions - 24% 37 First Virginia 19% 37 Citicorp 3% 37 Popular - 25% 37 Popular - 12% 37 North Fork NA 37 Old Kent NA 37 US Bancorp NA 37 US Bancorp NA 37 US Bancorp NA 38 Old National - 1% 38 Key - 9% 38 Citicorp - 24% 38 Mercantile 18% 38 Synovus 2% 38 Charter One NA 38 Charter One NA 38 Old Kent NA 38 JP Morgan NA 38 Summit Bancorp NA 38 Summit Bancorp NA 38 Summit Bancorp NA 39 Popular - 3% 39 Old National - 9% 39 State Street - 25% 39 National Commerce 18% 39 First Horizon 1% 39 Old Kent NA 39 Old Kent NA 39 JP Morgan NA 39 US Bancorp NA 39 Bank One NA 39 Bank One NA 39 Bank One NA 40 Union Planters - 3% 40 Old Kent - 12% 40 Mellon - 30% 40 Union Planters 17% 40 Mellon - 1% 40 JP Morgan NA 40 JP Morgan NA 40 US Bancorp NA 40 Summit Bancorp NA 40 First Virginia NA 40 First Virginia NA 40 First Virginia NA 41 Bank of America - 5% 41 Zions - 15% 41 Fleet Boston - 30% 41 Regions 16% 41 Union Planters - 3% 41 US Bancorp NA 41 US Bancorp NA 41 Summit Bancorp NA 41 Bank One NA 41 National Commerce NA 41 National Commerce NA 41 National Commerce NA 42 SunTrust - 6% 42 State Street - 15% 42 JP Morgan (Chase) - 31% 42 BB&T 8% 42 State Street - 4% 42 Summit Bancorp NA 42 Summit Bancorp NA 42 Bank One NA 42 First Virginia NA 42 SouthTrust NA 42 SouthTrust NA 42 SouthTrust NA 43 Wachovia - 10% 43 JP Morgan (Chase) - 17% 43 Bank of NY - 40% 43 Fifth Third 3% 43 Fifth Third - 18% 43 Bank One NA 43 Bank One NA 43 First Virginia NA 43 National Commerce NA 43 Union Planters NA 43 Union Planters NA 43 Union Planters NA 44 JP Morgan (Chase) - 10% 44 Wells Fargo 20% - 44 Northern Trust - 41% 44 Old National 2% 44 Old Kent NA 44 First Virginia NA 44 First Virginia NA 44 National Commerce NA 44 SouthTrust NA 44 Wachovia NA 44 Wachovia NA 44 Wachovia NA 45 First Union - 11% 45 PNC - 21% 45 Old Kent NA 45 Old Kent NA 45 JP Morgan NA 45 National Commerce NA 45 National Commerce NA 45 SouthTrust NA 45 Union Planters NA 45 First Union NA 45 First Union NA 45 First Union NA 46 AmSouth - 17% 46 Mellon - 22% 46 JP Morgan NA 46 JP Morgan NA 46 US Bancorp NA 46 SouthTrust NA 46 SouthTrust NA 46 Union Planters NA 46 First Union NA 46 First Security NA 46 First Security NA 46 First Security NA 47 M&I - 17% 47 Bank of NY - 25% 47 US Bancorp NA 47 US Bancorp NA 47 Summit Bancorp NA 47 Union Planters NA 47 Union Planters NA 47 First Union NA 47 First Security NA 47 Compass NA 47 Compass NA 47 Compass NA 48 Huntington - 22% 48 Northern Trust - 25% 48 Summit Bancorp NA 48 Summit Bancorp NA 48 First Virginia NA 48 First Union NA 48 First Union NA 48 First Security NA 48 Compass NA 48 AmSouth NA 48 AmSouth NA 48 AmSouth NA 49 UnionBanCal - 37% 49 JP Morgan NA 49 First Union NA 49 First Union NA 49 First Union NA 49 First Security NA 49 First Security NA 49 AmSouth NA 49 AmSouth NA 49 UnionBanCal NA 49 UnionBanCal NA 49 UnionBanCal NA 50 First Security - 40% 50 First Security NA 50 First Security NA 50 First Security NA 50 First Security NA 50 Fleet Boston NA 50 Fleet Boston NA 50 Fleet Boston NA 50 Fleet Boston NA 50 Fleet Boston NA 50 Fleet Boston NA 50 Fleet Boston NA

24 Of the largest 100 banks operating in 1983, only 25 remain today M&T Bank Corporation... a solid investment Among the remaining, M&T ranks 1st in stock price growth Stock Closing Price at Return 1/31/2011 3/31/1983 CAGR Rank Company Name Ticker ($) ($) 1 (%) 1 M&T Bank Corporation MTB 86.47 1.34 16.2 2 State Street Corporation STT 46.72 1.06 14.6 3 Northern Trust Corporation NTRS 51.98 1.51 13.5 4 U.S. Bancorp USB 27.00 0.92 12.9 5 Wells Fargo & Company WFC 32.42 1.18 12.6 25 — — 3.7 Median — — 7.2 MTB Price @ Median Growth Rate 9.24 1.34 7.2

M&T Bank Corporation... a solid investment 25 Rank Company Name Industry Annual Return (%) 1 Eaton Vance Corp. Financials 26.2 2 Stryker Corp. Health Care 23.3 3 Progressive Corp. Financials 23.2 4 Hasbro Inc. Consumer Discretionary 23.2 5 Gap Inc. Consumer Discretionary 22.8 6 Wal- Mart Stores Inc. Consumer Staples 22.4 7 Mylan Inc. Health Care 22.3 8 Leucadia National Corp. Financials 22.2 9 Limited Brands Inc. Consumer Discretionary 22.0 10 TJX Cos. Consumer Discretionary 21.7 11 Precision Castparts Corp. Industrials 21.6 12 State Street Corp. Financials 21.4 13 Berkshire Hathaway Inc. (Cl B) Financials 21.1 14 Robert Half International Inc. Industrials 20.8 15 Alberto- Culver Co. Consumer Staples 20.7 16 Valspar Corp. Materials 20.6 17 Raven Industries Inc. Industrials 20.5 18 Forest Laboratories Inc. Health Care 20.5 19 Danaher Corp. Industrials 20.5 20 M&T Bank Corp. Financials 20.1 20.1% Annual rate of return since 1980* 20th best return of the entire universe of over 700 U.S. based stocks that have traded publicly since 1980 *CAGR calculated assuming reinvestment of dividends through January 31, 2011. $3,343 invested in M&T in 1980 would be worth $1 million today

26 M&T: A "Super-Community Bank" Our approach is simple: We provide banking services in communities where we live and work We focus on carefully underwritten lending, based on local knowledge We take a prudent approach to acquisitions - we grow when and where it makes sense We view our long-tenured and engaged employees as key to our success The result is a history of above-average shareholder returns

Keefe, Bruyette & Woods 2011 Bank Conference March 2, 2011

28 Appendix

NIM consistent with 2010 Modest single-digit YoY loan growth Non-performing loan trends likely to continue to be lumpy Credit costs to improve marginally Unless noticeable improvement in unemployment/economy. Cautious regarding top-line growth, given regulatory headwinds Continue to emphasize operating efficiency 2011 Operating Environment (ex WL impact) 29

30 2010 Peer Group - Largest 15 Regional Banks BB&T Corporation Marshall & Ilsley Corporation * Capital One Financial Corporation PNC Financial Services Group, Inc. Comerica Incorporated Regions Financial Corporation Fifth Third Bancorp Synovus Financial Corp. First Horizon National Corporation SunTrust Banks, Inc. Huntington Bancshares Incorporated U.S. Bancorp KeyCorp Zions Bancorporation M&T Bank Corporation * Acquisition pending by BMO Financial Group

Reconciliation of GAAP and Non-GAAP Measures

Net Income	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
$'s in millions													
Net income	$198.3	$252.4	$268.2	$353.1	$456.7	$573.9	$722.5	$782.2	$839.2	$654.3	$555.9	$379.9	$736.2
Intangible amortization, net of tax	30.0	42.4	56.1	99.4	32.5	47.8	46.1	34.7	38.5	40.5	40.5	39.0	35.3
Merger-related items, net of tax	14.0	3.0	16.4	4.8	-	39.2	-	-	3.0	9.1	2.2	36.5	(16.3)
Net operating income	$242.3	$297.8	$340.7	$457.3	$489.2	$660.9	$768.6	$816.9	$880.7	$703.8	$598.6	$455.4	$755.2
Pre-Tax, Pre-Provision Income Per Share													
Income before taxes	$3.95	$4.96	$5.09	$5.59	$7.08	$7.34	$8.86	$10.07	$10.81	$8.76	$6.67	$4.52	$9.20
Provision for credit losses	0.55	0.55	0.46	1.05	1.28	1.13	0.79	0.76	0.70	1.75	3.71	5.26	3.10
Pre-Tax, Pre-Provision Income Per Share	$4.50	$5.51	$5.55	$6.64	$8.35	$8.47	$9.65	$10.83	$11.51	$10.50	$10.39	$9.79	$12.29
Earnings Per Share													
Diluted earnings per share	$2.50	$3.13	$3.24	$3.58	$4.78	$4.95	$6.00	$6.73	$7.37	$5.95	$5.01	$2.89	$5.69
Intangible amortization, net of tax	0.38	0.52	0.67	1.00	0.34	0.41	0.38	0.30	0.33	0.37	0.36	0.34	0.29
Merger-related items, net of tax	0.18	0.04	0.20	0.05	-	0.34	-	-	0.03	0.08	0.02	0.31	(0.14)
Diluted net operating earnings per share	$3.06	$3.69	$4.11	$4.63	$5.12	$5.70	$6.38	$7.03	$7.73	$6.40	$5.39	$3.54	$5.84
Efficiency Ratio													
$'s in millions													
Non-interest expenses	578.6	596.7	$718.6	$980.6	$961.6	$1,448.2	$1,516.0	$1,485.1	$1,551.7	$1,627.7	$1,727.0	$1,980.6	$1,914.8
less: intangible amortization	34.5	49.7	69.6	121.7	51.5	78.2	75.4	56.8	63.0	66.5	66.6	64.3	58.1
less: charitable contribution	24.6	-	-	-	-	-	-	-	-	-	-	-	-
less: merger-related expenses	21.3	4.7	26.0	8.0	-	60.4	-	-	5.0	14.9	3.5	89.2	0.8
Adjusted net operating expenses	$498.2	$542.3	$623.0	$850.9	$910.1	$1,309.6	$1,440.6	$1,428.3	$1,483.7	$1,546.3	$1,656.8	$1,827.2	$1,856.0
Adjusted T.E. revenues*	925.0	1,047.9	$1,192.5	$1,651.4	$1,774.2	$2,443.7	$2,692.0	$2,789.5	$2,880.5	$2,930.2	$3,048.4	$3,262.8	$3,483.2
less: merger-related gains	-	-	-	-	-	-	-	-	-	-	-	29.1	27.5
Adjusted net operating revenues	$925.0	$1,047.9	$1,192.5	$1,651.4	$1,774.2	$2,443.7	$2,692.0	$2,789.5	$2,880.5	$2,930.2	$3,048.4	$3,233.7	$3,455.6
Net operating efficiency ratio	53.9%	51.8%	52.3%	51.5%	51.3%	53.6%	53.5%	51.2%	51.5%	52.8%	54.4%	56.5%	53.71%

* Excludes gain/(loss) on sale of securities.

M&T Bank Corporation

31

32 Average Assets 2006 2007 2008 2009 2010 $'s in millions Average assets $ 55,839 $ 58,545 $ 65,132 $ 67,472 $ 68,380 Goodwill (2,908) (2,933) (3,193) (3,393) (3,525) Core deposit and other intangible assets (191) (221) (214) (191) (153) Deferred taxes 38 24 30 33 29 Average tangible assets $ 52,778 $ 55,415 $ 61,755 $ 63,921 $ 64,731 Average Common Equity $'s in millions Average common equity $ 6,041 $ 6,247 $ 6,423 $ 6,616 $ 7,367 Goodwill (2,908) (2,933) (3,193) (3,393) (3,525) Core deposit and other intangible assets (191) (221) (214) (191) (153) Deferred taxes 38 24 30 33 29 Average tangible common equity $ 2,980 $ 3,117 $ 3,046 $ 3,065 $ 3,718 Reconciliation of GAAP and Non-GAAP Measures